Exhibit 99.1

Endo Pharmaceuticals Banc of America Securities Health Care Conference

Forward-Looking Statements This presentation contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company's possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions are forward-looking statements. Endo's estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo's current perspective on existing trends and information. Many of the factors that will determine the Company's future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. None of the development products in the Company's pipeline have been established as safe and effective by the FDA or approved by the FDA. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: the Company's ability to successfully develop, commercialize and market new products; results of clinical trials on new products; competition for the business of the Company's branded and generic products, and in connection with the Company's acquisition of rights to intellectual property assets; market acceptance of the Company's future products; government regulation of the pharmaceutical industry; the Company's dependence on a small number of products; the Company's dependence on outside manufacturers for the manufacture of its products; the Company's dependence on third parties to supply raw materials and to provide services for the core aspects of its business; new regulatory action or lawsuits relating to the Company's use of narcotics in most of its core products; the Company's exposure to product liability claims and product recalls and the possibility that the Company may not be able to adequately insure itself; the Company's ability to protect its proprietary technology; the Company's ability to successfully implement its acquisition strategy; the availability of controlled substances that constitute the active ingredients of some of the Company's products and products in development; the availability of third-party reimbursement for the Company's products; the Company's dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of its total net sales; and other risks and uncertainties detailed in Endo's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo's Registration Statement on Form S-3 dated October 17, 2001, in Endo's Registration Statement on Form S-3 filed with the SEC on July 1, 2003, and in Endo's Registration Statement on Form S-3 filed with the SEC on April 30, 2004. Readers should evaluate any statement in light of these important factors.

Endo Profile Fully integrated specialty pharma company with market leadership in pain management Established portfolio of branded products including Lidoderm(r) and Percocet(r) Substantial pipeline, with nine mid- to late-stage products: Three NDAs currently under FDA review Solid financial position Strong cash flow Debt free Experienced and incentivized management team

Endo Profile Leveraging our pain management expertise to grow the business and expand into complementary areas Net sales: 40% CAGR 1998-2003 Developing and commercializing products: Lidoderm(r) sales up 114% in 2003 Additional patent-protected products under development

2001 2002 2003 2004 (a) (in millions) 252 399 596 590 '01 - '03 CAGR 53% (a) High end of the Company's guidance of $580-$590 million. Net Sales (in millions)

Growth Strategy Capitalize on our established brand names and brand awareness through focused marketing, promotional and educational efforts Develop proprietary products and generic products with significant barriers to market entry Build a balanced and sustainable pipeline across development phases Strengthen our position in pain and drive expansion into complementary therapeutic areas

Lidoderm(r) (lidocaine 5%) Patented topical patch launched in 1999 Orphan Drug status through March 2006; covered by certain patents through 2015 First FDA-approved drug for the treatment of the pain of post-herpetic neuralgia (PHN), a form of neuropathic pain Provides analgesia directly to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves to the affected nerves

2001 2002 2003 2004 (a) (in millions) 41 83 178 300 '01 - '03 CAGR 108% (a) Company guidance Lidoderm(r) Net Sales (in millions)

Generic Product Strategy Selective Focus on: Niche therapeutic areas Difficult-to-develop generics Proprietary sustained-release technology AB-rated MS Contin, OxyContin generics Endo's extended-release morphine sulfate retains significant market share Partnered with Noven Pharmaceuticals, Inc. on generic Duragesic

Pipeline Summary

Filed	Status
Oxymorphone ER (1)	Approvable Letter Received
Oxymorphone IR	Approvable Letter Received
DepoMorphine® (2)	NDA under Review
Oxycodone ER (generic) (3)	Final Approval on 3 Strengths
Transdermal fentanyl patch (generic) (2)	ANDA under Review
In Development	
Propofol IDD-D™ (2)	
Lidoderm® (other indications)	
LidoPAIN® BP (2)	
CHRONOGESIC™ (2)	
Other (undisclosed)	

(1) Co-developed
(2) Licensed marketing rights
(3) Subject to litigation; Purdue has appealed favorable court decision received Jan. 2004. 10mg, 20mg and 40mg received final approval March 2004. Final approval on 80mg subject to the expiration of Teva's exclusivity period.

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Outlook Oxycodone ER opportunity FDA Action Letter on DepoMorphine(r) FDA Approval on generic Duragesic Oxymorphone ER/IR Trials Pending agreement with FDA on trial protocols Lidoderm(r) sales of approximately $300 million in 2004 Ongoing advancement of pipeline Acquisition/in-licensing opportunities

Endo Pharmaceuticals NASDAQ: ENDP